SUPERIOR ENERGY SERVICES                                   1105 Peters Road
                                                    Harvey, Louisiana 70058
                                                             (504) 362-4321
                                                         Fax (504) 362-1818
                                                                NASDAQ:SESI


FOR IMMEDIATE RELEASE    FOR FURTHER INFORMATION CONTACT:
                         Terence Hall,CEO: Robert Taylor, CFO: 504-362-4321

    SUPERIOR ENERGY ANNOUNCES THIRD QUARTER RESULTS AND CONSUMMATION OF
                                ACQUISITION

(Harvey,  LA, November 10, 1999) Superior Energy  Services,  Inc.  (NASDAQ:
SESI) today announced earnings for the third quarter and nine months ended September 30, 1999.

Superior also announced the consummation of the previously announced acquisition of Production Management Companies, Inc. Production Management provides contract operating and supplemental labor services on offshore oil and gas producing properties, offshore construction and maintenance services, onshore and offshore sandblasting and platform coating services as well as offshore and dockside environmental cleaning services. Production Management is headquartered in Harvey, Louisiana.

On July 15, 1999, Cardinal Holding Corp. merged with and into a wholly-owned Superior subsidiary. The merger was treated for accounting purposes as an acquisition of Superior by Cardinal and, accordingly, all historical numbers presented herein for periods prior to July 15, 1999 represent the results of Cardinal on a stand alone basis. The results of the third quarter ended September 30, 1999 include three months of Cardinal and two and a half months of Superior. The results for the quarter ended September 30, 1998 are Cardinal alone. The results for the nine months ended September 30, 1999 include nine months of Cardinal and two and a half months of Superior. The results for the nine months ended September 30, 1998 are Cardinal alone. Analyzing prior period results to determine or estimate the combined operating potential will be difficult at best and perhaps meaningless given the fact that Cardinal, prior to the merger, incurred substantial non-cash and extraordinary charges during the last few years associated with a reorganization and recapitalization. Beginning in the first quarter of 2000, the Company's financial results will include Superior, Cardinal and Production Management for the entire quarter.

For the quarter ended September 30, 1999, revenues were $33.4 million resulting in income before extraordinary charges of $978,000 or $0.02 diluted earnings per share. Simultaneously with the merger, the debt of the combined Company was refinanced which resulted in an extraordinary charge of $4.5 million, net of income taxes from the early extinguishment of debt. The majority of the charges were non- cash in nature. This resulted in a net loss after extraordinary charges of $3.5 million or $0.06 loss per share for the three months ended September 30, 1999.

For the nine months ended September 30, 1999, the Company generated revenues of $69.0 million resulting in a loss before extraordinary charges of $3.8 million or $0.10 diluted loss per share. Assuming the merger had been in place for the nine month period ended September 30, 1999 the revenues, net income and diluted earnings per share would have been $102.9 million, $1.3 million and $0.01, respectively.

Commenting on these results, Terence E. Hall, President and Chief Executive Officer, said, "Industry conditions are primarily responsible for the third quarter results which are well below the full earnings potential for the combined Superior/Cardinal organization." Mr. Hall further stated, " The completion of the merger with Cardinal and subsequent acquisition of Production Management were important steps for Superior. The company is now able to provide a more complete package of life of property production-related services to our customers. Recognizing that industry conditions are beyond our control, but confident that they will improve, in recent months management has focused on the integration of three distinct business cultures and the coordination of management practices and sales efforts. Although this process will be ongoing, it will be substantially completed during the current quarter and the new organization will be properly positioned for the expected industry recovery in 2000 and beyond."

Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services, engineering services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; and, changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
(in thousands, except earnings per share amounts)


                                                        Three Months                   Nine Months
                                                       1999      1998                1999        1998
                                                    ---------  ---------           ---------  ---------
Revenue                                             $  33,729  $  17,765           $  68,974  $  57,656
                                                    ---------  ---------           ---------  ---------

Cost and expenses:
        Cost of services                               18,692     11,569              42,627     31,941
        Depreciation and amortization                   4,099      1,780               8,639      4,671
        General and administrative                      6,579      2,239              13,927     11,966
                                                    ---------  ---------           ---------  ---------

                Total costs and expenses               29,370     15,588              65,193     48,578
                                                    ---------  ---------           ---------  ---------

Income from operations                                  4,359      2,177               3,781      9,078

Other income (expense):
        Interest expense                               (3,061)    (3,317)             (9,562)    (9,172)
        Interest income                                   140        -                   140        -
                                                    ---------  ---------           ---------  ---------
Income(loss) before income taxes and
        extraordinary losses                            1,438     (1,140)             (5,641)       (94)

Income taxes                                              460       (379)             (1,805)        67
                                                    ---------  ---------           ---------  ---------

Income(loss) before extraordinary losses                  978       (761)              (3,836)      (161)

        Extraordinary losses, net of income tax
         benefit                                       (4,514)       -                (4,514)   (10,885)
                                                    ---------  ---------           ---------  ---------

Net loss                                            $  (3,536) $    (761)          $  (8,350) $ (11,046)
                                                    =========  =========           =========  =========
Basic earnings(loss) per share:
        Earnings(loss) before extraordinary losses  $    0.02  $   (0.03)          $   (0.10) $   (0.01)
        Extraordinary losses                            (0.08)      -                  (0.12)     (0.36)
                                                    ---------  ---------           ---------  ---------
        Loss per share                              $   (0.06) $   (0.03)          $   (0.22) $   (0.37)
                                                    =========  =========           =========  =========

Diluted earnings(loss) per share:
        Earnings(loss) before extraordinary losses  $    0.02  $   (0.03)          $   (0.10) $   (0.01)
        Extraordinary losses                            (0.08)      -                  (0.12)     (0.36)
                                                    ---------  ---------           ---------  ---------
        Loss per share                              $   (0.06) $   (0.03)          $   (0.22) $   (0.37)
                                                    =========  =========           =========  =========


Weighted average common shares used
 in computing earnings per share:
        Basic                                          54,719     30,240              38,489     30,240
                                                    =========  =========           =========  =========
        Diluted                                        54,719     30,240              38,489     30,240
                                                    =========  =========           =========  =========


CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1999 AND DECEMBER 31, 1998
(in thousands)

                                                     9-30-99    12-31-98
                                                    ---------  ---------
ASSETS
Current Assets                                      $  43,033  $  26,027
Property, plant and equipment - net                   132,329     60,328
Goodwill - net                                         70,531     17,163
Note receivable                                         8,898         -
Other assets - net                                      3,739      4,443
                                                    ---------  ---------
        Total assets                                $ 258,530  $ 107,961
                                                    =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                 $  19,818  $ 22,694
Long-term debt, less current portion                  110,260   120,210
Deferred income taxes                                  12,276     4,997
Stockholder's equity                                  116,176   (39,940)
                                                    ---------  ---------
        Total liabilities and stockholders' equity  $ 258,530  $ 107,961
                                                    =========  =========


     On July 15, 1999, Cardinal Holding Corp. merged with and into a wholly-owned subsidiary of Superior Energy Services, Inc. For accounting purposes, the merger was treated as a reverse acquisition of Superior by Cardinal using the purchase method of accounting. Historical balances and operations of Superior in this press release are those of Cardinal.